Exhibit 99.1

SECONDARY WARRANT PURCHASE AGREEMENT

This Secondary Warrant Purchase Agreement (this “Agreement”) is made and entered into as of June 12, 2025 (the “Effective Date”) by and between [●] (the “Buyer”), and [●] (“Seller”).

WHEREAS, Seller is the holder of a common stock purchase warrant (the “Existing Warrant”), currently exercisable for an aggregate of [●] shares of common stock, par value $0.0001 per share, of USA Rare Earth, Inc. (the “Company”); and

WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, the Existing Warrant which when transferred to Buyer will be documented as a newly-issued separate common stock purchase warrant in the same form as the Existing Warrant (the “Purchased Warrant”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1. PURCHASE OF Warrants.

1.1 Purchase. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell and assign to Buyer, and to cause the Company to issue to Buyer at the Closing (as defined below), the Purchased Warrant for $[●] (the “Purchase Price”), free and clear of all liens, pledges, claims, charges, encumbrances, security interests and restrictions of any kind imposed by the Company (collectively, “Liens”), except for restrictions on transfer set forth in the Purchased Warrant or imposed by applicable securities laws.

1.2 Closing.

(a) The purchase of the Purchased Warrant shall take place remotely via the exchange of documents and signatures at the offices of Seller on the date hereof or at such other time and place agreed to by Buyer and Seller (which time and place are designated as the “Closing”).

(b) At the Closing, Seller shall sell and assign to Buyer the Purchased Warrant and Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available funds in United States dollars to the account specified by Seller to Buyer in writing (including via email).

(c) Upon receipt of the Purchase Price, Seller shall instruct the Company (A) to cancel the Existing Warrant and issue the Purchased Warrant to Buyer.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

2.1 Authorization.

(a) Seller has all requisite power and authority to execute and deliver this Agreement, to sell the Purchased Warrant hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement has been taken or will be taken prior to the Closing, and all action on the part of Seller necessary for the performance of all of Seller’s obligations under this Agreement has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by Seller, will constitute valid and legally binding obligations of Seller, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

2.2 Title to Existing Warrant. Seller is the sole beneficial owner and record holder of, and has valid marketable title to, the Existing Warrant, free and clear of any Liens. Upon the sale and transfer of the Purchased Warrant, and payment therefor, in accordance with the provisions of this Agreement, Buyer will acquire valid marketable title to the Purchased Warrant being acquired by Buyer, free and clear of any Liens, except for restrictions on transfer set forth in the Purchased Warrant or imposed by applicable securities laws.

2.3 Claims and Legal Proceedings. There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to Seller’s knowledge, threatened against Seller before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other person or entity, that questions Seller’s ownership of the Existing Warrant, the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, except for restrictions on transfer set forth in the Purchased Warrant or imposed by applicable securities laws.

2.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known to Seller, or an event that results in the creation of any Lien upon the Purchased Warrant.

2.5 Sophistication. Seller: (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Warrant; and (c) has independently and without reliance upon Buyer, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that neither Buyer nor its affiliates or agents is acting as a fiduciary or financial or investment adviser to Seller, and that neither Buyer nor its affiliates or agents have given Seller any investment advice, opinion or other information on whether the sale of the Purchased Warrant is prudent or advisable. Seller acknowledges that: (i) Buyer or its affiliates or agents currently may have, and later may come into possession of, material non-public information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Purchased Warrant (“Seller Excluded Information”) and (ii) Seller has determined to sell the Purchased Warrant notwithstanding its lack of knowledge of the Seller Excluded Information. Seller understands that Buyer will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

2.6 Information. Seller has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Purchased Warrant and the underlying shares of Common Stock with the Company’s management and believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations set forth herein. Seller hereby acknowledges that any future sale of securities of the Company could be at a premium or a discount to the purchase price set forth herein or payable upon exercise of the Purchased Warrant, and such sale could occur at any time or not at all. Seller acknowledges that by agreeing to sell the Purchased Warrant to Buyer pursuant to this Agreement, Seller is giving up the opportunity to sell the Purchased Warrant at a possible higher price in the future. Seller hereby acknowledges that Buyer has not made any representations regarding the business, management, financial affairs or prospects of the Company, nor has Seller relied on any representation or statement of Buyer, other than those set forth in this Agreement, in making its investment decision to sell the Purchased Warrant.

2.7 Transfer for Own Account. Seller is selling the Purchased Warrant for Seller’s own account only and no portion of the Purchase Price will be received by the Company.

2.8 No General Solicitation.  At no time did Seller present Buyer with or solicit Buyer by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the sale of the Purchased Warrant.

2.9 Tax Matters. Seller has had an opportunity to review with Seller’s tax advisers the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. Seller is relying solely on such advisers and not on any statements or representations of Buyer, the Company, or any of their respective agents. Seller understands and acknowledges that Seller (and not Buyer) shall be responsible for Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

2.10 Brokers. Buyer is not and will not become obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Seller or any of Seller’s affiliates or agents.

2.11 Beneficial Ownership Blocker. The Purchased Warrant will contain the same beneficial ownership blocker provision as currently is in the Existing Warrant that will allow Seller to notify the Company that it elects to implement a beneficial ownership block such that, if the election is made, the Company shall not effect any exercise of the Purchaser Warrant, and Buyer shall not have the right to exercise any portion of the Purchased Warrant, to the extent that after giving effect to such issuance after exercise, Buyer (together with the Buyer’s affiliates, and any persons acting as a group together with Buyer or any of Buyer’s affiliates) would beneficially own in excess of 4.9%, 9.9%, 19.9% (or such other amount as Buyer may specify).

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

3.1 Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement, to purchase the Purchased Warrant hereunder and to carry out and perform its obligations under the terms of this Agreement. All action has been taken that is necessary for the authorization, execution and delivery of this Agreement by Buyer and the performance by Buyer of the obligations to be performed by Buyer as of the date hereof under this Agreement. This Agreement, when executed and delivered by Buyer, shall constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Claims and Legal Proceedings. There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to Buyer’s knowledge, threatened against Buyer before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other person or entity, that questions the validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

3.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known to Buyer, or an event that results in the creation of any lien, charge or encumbrance upon any assets or properties of Buyer.

3.4 Sophistication. Buyer: (a) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (b) as is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement; (c) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Warrant; and (d) has independently and without reliance upon Seller, and based on such information and the advice of such advisors as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement. Buyer acknowledges that neither Seller nor its affiliates or agents is acting as a fiduciary or financial or investment adviser to Buyer, and that neither Seller nor its affiliates or agents have given Buyer any investment advice, opinion or other information on whether the purchase of the Purchased Warrant is prudent or advisable. Buyer acknowledges that: (i) Seller or its affiliates or agents currently may have, and later may come into possession of, material non-public information with respect to the Company that is not known to Buyer and that may be material to a decision to purchase the Purchased Warrant (“Buyer Excluded Information”) and (ii) Buyer has determined to purchase the Purchased Warrant notwithstanding its lack of knowledge of the Buyer Excluded Information. Buyer understands that Seller will rely on the accuracy and truth of the foregoing representations, and Buyer hereby consents to such reliance.

3.5 Information. Buyer has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Purchased Warrant and the underlying shares of Common Stock with the Company’s management and believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations set forth herein. Buyer hereby acknowledges that any future sale of securities of the Company could be at a premium or a discount to the purchase price set forth herein or payable upon exercise of the Purchased Warrant, and such sale could occur at any time or not at all. Buyer acknowledges that by agreeing to buy the Purchased Warrant from Seller pursuant to this Agreement, Buyer is giving up the opportunity to buy the Purchased Warrant at a possible lower price in the future.

3.6 Purchase for Own Account. Buyer is (i) purchasing the Purchased Warrant for Buyer’s own account only and not for the account of others, or if Buyer is purchasing for the Purchased Warrant as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Purchase Warrant with a view to, or for offer or sale in connection with, any distribution thereof or of the underlying shares of Common Stock in violation of the Securities Act.

3.7 No General Solicitation.  At no time did Seller present Buyer with or solicit Buyer by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the sale of the Purchased Warrant.

3.8 Tax Matters. Buyer has had an opportunity to review with Buyer’s tax advisers the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. Buyer is relying solely on such advisers and not on any statements or representations of Seller, the Company, or any of their respective agents. Buyer understands and acknowledges that Buyer (and not Seller) shall be responsible for Buyer’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

3.9 Brokers. Seller is not and will not become obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Buyer or any of Buyer’s affiliates or agents.

3.10 No Representations Regarding the Company. Buyer hereby acknowledges that Seller has not made any representations regarding the business, management, financial affairs or prospects of the Company, nor has Buyer relied on any representation or statement of Seller, other than those set forth in this Agreement, in making its investment decision to purchase the Purchased Warrant.

3.11 Lock-Up Waiver. Buyer hereby agrees to instruct Cantor Fitzgerald & Co. to waive the application of that certain lock-up letter agreement, dated May 1, 2025, delivered by Inflection Point Fund I, LP and Michael Blitzer for the benefit of Buyer.

4. GENERAL PROVISIONS.

4.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

4.2 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

4.3 Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

4.4 Entire Agreement. This Agreement, and any documents delivered pursuant hereto, and the agreements contemplated hereby set forth the entire understanding as the parties hereto and supersede any prior and or written agreements and understandings with respect to the subject matter hereof.

4.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

4.6 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the parties hereto and the closing of the transactions contemplated hereby.

4.7 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators, and to no other persons or entities, provided, however, that neither the rights nor obligations of any party in connection with this Agreement shall be assignable without the consent of the other parties.

4.8 Amendment and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Buyer and Seller. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

4.9 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, all fees, costs and expenses of appeals.

4.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.11 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.12 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Buyer has caused this Secondary Warrant Purchase Agreement to be executed by its duly authorized representative as of the date first written above.

BUYER:

By:
Name:
Title:

Email:

Address:

[Signature Page to Secondary Warrant Purchase Agreement]

IN WITNESS WHEREOF, Seller has executed this Secondary Warrant Purchase Agreement as of the date first written above.

SELLER:

By:
Name:
Title:

[Signature Page to Secondary Warrant Purchase Agreement]